UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREEPORT-MCMORAN OIL & GAS LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	700 Milam Street, Suite 3100 Houston, Texas 77002	46-2548126
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

Plains Exploration & Production Company 2002 Stock Incentive Plan

Plains Exploration & Production Company 2002 Rollover Stock Incentive Plan

Plains Exploration & Production Company 2002 Transition Stock Incentive Plan

(Full Title of the Plan)

Douglas N. Currault II

Secretary

Freeport-McMoRan Oil & Gas LLC

700 Milam Street, Suite 3100

Houston, Texas 77002

(Name and Address of agent for service)

(713) 579-6000

(Telephone Number, including Area Code, of agent for service)

Copy To:

David E. Shapiro, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

DEREGISTRATION OF SECURITIES

On January 21, 2003, Freeport-McMoRan Oil & Gas LLC (as successor registrant to Plains Exploration & Production Company (“PXP”)) (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-102627 (the “Registration Statement”), for the sale of 710,000 shares of common stock, par value $0.01 per share, of the Registrant (the “Securities”), under the Plains Exploration & Production Company 2002 Stock Incentive Plan, the Plains Exploration & Production Company 2002 Rollover Stock Incentive Plan and the Plains Exploration & Production Company 2002 Transition Stock Incentive Plan.

On May 31, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 5, 2012, by and among PXP, Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Oil & Gas LLC (formerly IMONC LLC) (“Merger Sub”), PXP merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on May 31, 2013.

FREEPORT-MCMORAN OIL & GAS LLC

By:	/s/ Kathleen L. Quirk
	Name:	Kathleen L. Quirk
	Title:	Executive Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May 31, 2013.

Signature	Title

/s/ Richard C. Adkerson	President and Chief Executive Officer of the Registrant
Richard C. Adkerson	and Director of FCX (Principal Executive Officer)

/s/ Kathleen L. Quirk	Executive Vice President and Treasurer
Kathleen L. Quirk	(Principal Financial Officer)

/s/ C. Donald Whitmire, Jr.	Vice President
C. Donald Whitmire, Jr.	(Principal Accounting Officer)

/s/ James R. Moffett
James R. Moffett	Chairman of the Board of FCX

/s/ Robert J. Allison Jr.
Robert J. Allison Jr.	Director of FCX

/s/ Alan R. Buckwalter, III
Alan R. Buckwalter, III	Director of FCX

/s/ Robert A. Day
Robert A. Day	Director of FCX

/s/ James C. Flores
James C. Flores	Director of FCX

/s/ Gerald J. Ford
Gerald J. Ford	Director of FCX

/s/ Thomas A. Fry, III
Thomas A. Fry, III	Director of FCX

/s/ H. Devon Graham Jr.
H. Devon Graham Jr.	Director of FCX

/s/ Charles C. Krulak
Charles C. Krulak	Director of FCX

/s/ Bobby Lee Lackey	Director of FCX
Bobby Lee Lackey

/s/ Jon C. Madonna	Director of FCX
Jon C. Madonna

/s/ Dustan E. McCoy	Director of FCX
Dustan E. McCoy

/s/ B.M. Rankin Jr.	Director of FCX
B.M. Rankin Jr.

/s/ Stephen H. Siegele	Director of FCX
Stephen H. Siegele